SUB-DISTRIBUTION AGREEMENT

THIS AGREEMENT is made and entered into as of this 20th day of September, 2000, by and among Kinetics Mutual Funds, Inc., a Maryland corporation (the "Corporation"), Kinetics Funds Distributor, Inc., a Texas corporation (the "Distributor") and Quasar Distributors, LLC, a Delaware limited liability company (the "Sub-Distributor").

WHEREAS, the Corporation is registered under the Investment Company Act of 1940, as amended ("1940 Act"), as an open-end management investment company, and is authorized to issue shares of beneficial interests ("Shares") in separate series with each such series representing interests in a separate portfolio of securities and other assets;

WHEREAS, the Distributor is registered as a broker-dealer under the Securities Exchange Act of 1934, as amended (the "1934 Act"), and is a member of the National Association of Securities Dealers, Inc. (the "NASD");

WHEREAS, each of the Corporation and the Distributor desires to retain the Sub-Distributor as sub-distributor in connection with the offering and sale of certain of the Shares of each series listed on Schedule A (as amended from time to time) (the "Funds") to this Agreement;

WHEREAS, the Sub-Distributor is registered as a broker-dealer under the 1934 Act, and is a member of the NASD; and

WHEREAS, the Sub-Distributor is willing to act as sub-distributor for the Distributor and the Corporation on the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained, and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

1.  Appointment of the Sub-Distributor.

Each of the Distributor and the Corporation hereby appoints the Sub-Distributor as its agent for the sale and distribution of certain Shares of the Funds, subject to the terms and for the period set forth in this Agreement. The Sub-Distributor hereby accepts such appointment and agrees to act hereunder.

2.  Services and Duties of the Sub-Distributor.

(a)  The Sub-Distributor agrees to sell Shares of the Funds on a best efforts basis as agent for the Distributor and the Corporation during the term of this Agreement, upon the terms and at the current offering price (plus sales charge, if any) described in the Prospectus. As used in this Agreement, the term "Prospectus" shall mean the current prospectus, including the statement of additional information, as amended or supplemented, relating to the Funds and included in the currently effective registration statement or post-effective amendment thereto (the "Registration Statement") of the Corporation under the Securities Act of 1933 (the "1933 Act") and the 1940 Act.

(b)  During the continuous public offering of Shares of the Funds, the Sub-Distributor will hold itself available to receive orders, satisfactory to the Sub-Distributor, for the purchase of Shares of the Funds and will accept such orders on behalf of the Corporation. Such purchase orders shall be deemed effective at the time and in the manner set forth in the Prospectus.

(c)  The Sub-Distributor, with the operational assistance of the Corporation’s transfer agent, shall make Shares available for sale and redemption through the National Securities Clearing Corporation’s Fund/SERV System.

(d)  In connection with all matters relating to this Agreement, the Sub-Distributor agrees to act in conformity with the Corporation’s Articles of Incorporation and By-Laws and with the instructions of the Board and to comply with the requirements of the 1933 Act, the 1934 Act, the 1940 Act, the regulations of the NASD and all other applicable federal or state laws and regulations. The Sub-Distributor acknowledges and agrees that it is not authorized to provide any information or make any representations other than as contained in the Prospectus and any sales literature specifically approved by the Corporation and the Sub-Distributor.

(e)  The Sub-Distributor at its sole discretion may repurchase Shares offered for sale by shareholders of the Funds. Repurchase of Shares by the Sub-Distributor shall be at the price determined in accordance with, and in the manner set forth in, the current Prospectus. At the end of each business day, the Sub-Distributor shall notify, by any appropriate means, the Distributor and the Corporation and the Funds’ transfer agent of the orders for repurchase of Shares received by the Sub-Distributor since the last report, the amount to be paid for such Shares, and the identity of the shareholders offering Shares for repurchase. The Distributor on behalf of the Corporation reserves the right to suspend such repurchase right upon written notice to the Sub-Distributor. The Sub-Distributor further agrees to act as agent for the Distributor and the Corporation to receive and transmit promptly to the Funds’ transfer agent shareholder requests for redemption of Shares.

(f)  The Sub-Distributor may, in its discretion, enter into agreements with such qualified broker-dealers as it may select, in order that such broker-dealers also may sell Shares of the Funds. The form of any dealer agreement shall be mutually agreed upon and approved by the Distributor and the Sub-Distributor. The Sub-Distributor may pay a portion of any applicable sales charge, or allow a discount, to a selling broker-dealer, as described in the Prospectus or, if not described, as agreed upon with the broker-dealer. The Sub-Distributor shall include in the forms of agreement with selling broker-dealers a provision for the forfeiture by them of their sales charge or discount with respect to Shares sold by them and redeemed, repurchased or tendered for redemption within seven business days after the date of confirmation of such purchases.

(g)  The Sub-Distributor shall devote its best efforts to effect sales of Shares of the Funds but shall not be obligated to sell any certain number of Shares.

(h)  The Sub-Distributor shall prepare reports for the Distributor to be provided to the Board regarding its activities under this Agreement as from time to time shall be reasonably requested by the Distributor or the Board, including regarding use of 12b-1 payments.

(i)  The services furnished by the Sub-Distributor hereunder are not to be deemed exclusive and the Sub-Distributor shall be free to furnish similar services to others so long as its services under this Agreement are not impaired thereby. Each of the Distributor and the Corporation recognizes that from time to time officers and employees of the Sub-Distributor may serve as directors, trustees, officers and employees of other entities (including investment companies), that such other entities may include the name of the Sub-Distributor as part of their name and that the Sub-Distributor or its affiliates may enter into distribution, administration, fund accounting, transfer agent or other agreements with such other entities.

3.  Duties and Representations of the Corporation.

(a)  The Corporation represents that it is duly organized and in good standing under the law of its jurisdiction of incorporation and registered as an open-end management investment company under the 1940 Act. The Corporation agrees that it will act in material conformity with its Articles of Incorporation, By-Laws, its Registration Statement as may be amended from time to time and resolutions and other instructions of its Board. The Corporation agrees to comply in all material respects with the 1933 Act, the 1940 Act, and all other applicable federal and state laws and regulations. The Corporation represents and warrants that this Agreement has been duly authorized by all necessary action by the Corporation under the 1940 Act, state law and the Corporation’s Articles of Incorporation and By-Laws.

(b)  The Corporation shall take or cause to be taken all necessary action to register Shares of the Funds under the 1933 Act and to maintain an effective Registration Statement for such Shares in order to permit the sale of Shares as herein contemplated. The Corporation authorizes the Sub-Distributor to use the Prospectus, in the form furnished to the Sub-Distributor from time to time, in connection with the sale of Shares.

(c)  The Corporation represents and agrees that all Shares to be sold by it, including those offered under this Agreement, are validly authorized and, when issued in accordance with the description in the Prospectus, will be fully paid and nonassessable. The Corporation further agrees that it shall have the right to suspend the sale of Shares of any Fund at any time in response to conditions in the securities markets or otherwise, and to suspend the redemption of Shares of any Fund at any time permitted by the 1940 Act or the rules of the Securities and Exchange Commission ("SEC"). The Corporation shall advise the Sub-Distributor promptly of any such determination.

(d)  The Corporation agrees to advise the Sub-Distributor promptly in writing:

(i)  of any correspondence or other communication by the SEC or its staff relating to the Funds, including requests by the SEC for amendments to the Registration Statement or Prospectus;

(ii)  in the event of the issuance by the SEC of any stop-order suspending the effectiveness of the Registration Statement then in effect or the initiation of any proceeding for that purpose;

(iii)  of the happening of any event which makes untrue any statement of a material fact made in the Prospectus or which requires the making of a change in such Prospectus in order to make the statements therein not misleading; and

(iv)  of all actions taken by the SEC with respect to any amendments to any Registration Statement or Prospectus which may from time to time be filed with the SEC.

(e)  The Corporation shall file such reports and other documents as may be required under applicable federal and state laws and regulations. The Corporation shall notify the Sub-Distributor in writing of the states in which the Shares may be sold and shall notify the Sub-Distributor in writing of any changes to such information.

(f)  The Corporation agrees to file from time to time such amendments to its Registration Statement and Prospectus as may be necessary in order that its Registration Statement and Prospectus will not contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

(g)  The Corporation shall fully cooperate in the efforts of the Sub-Distributor to sell and arrange for the sale of Shares and shall make available to the Sub-Distributor a statement of each computation of net asset value. In addition, the Corporation shall keep the Sub-Distributor fully informed of its affairs and shall provide to the Sub-Distributor from time to time copies of all information, financial statements, and other papers that the Sub-Distributor may reasonably request for use in connection with the distribution of Shares, including, without limitation, certified copies of any financial statements prepared for the Corporation by its independent public accountants and such reasonable number of copies of the most current Prospectus, statement of additional information and annual and interim reports to shareholders as the Sub-Distributor may request. The Corporation shall forward a copy of any SEC filings, including the Registration Statement, to the Sub-Distributor within one business day of any such filings. The Corporation represents that it will not use or authorize the use of any advertising or sales material unless and until such materials have been approved and authorized for use by the Sub-Distributor.

(h)  The Corporation represents and warrants that its Registration Statement and any advertisements and sales literature of the Corporation (excluding statements relating to the Sub-Distributor and the services it provides that are based upon written information furnished by the Sub-Distributor expressly for inclusion therein) shall not contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that all statements or information furnished to the Sub-Distributor pursuant to this Agreement shall be true and correct in all material respects.

4.  Compensation.

As compensation for the services performed and the expenses assumed by Sub-Distributor under this Agreement including, but not limited to, any commissions paid for sales of Shares, Sub-Distributor shall be entitled to the fees and expenses set forth in Schedule B to this Agreement which are payable promptly after the last day of each month. Such fees shall be paid to Sub-Distributor by the Distributor.

5.  Expenses.

(a)  The Distributor, on behalf of the Corporation, shall bear all costs and expenses in connection with registration of the Shares with the SEC and related compliance with state securities laws, as well as all costs and expenses in connection with the offering of the Shares and communications with shareholders of its Funds, including but not limited to (i) fees and disbursements of its counsel and independent public accountants; (ii) costs and expenses of the preparation, filing, printing and mailing of Registration Statements and Prospectuses and amendments thereto, as well as related advertising and sales literature, (iii) costs and expenses of the preparation, printing and mailing of annual ,(iv) fees required in connection with the offer and sale of Shares in such jurisdictions as shall be selected by the Corporation pursuant to Section 3(e) hereof.

(b)  The Sub-Distributor shall bear the expenses of registration or qualification of the Sub-Distributor as a dealer or broker under federal or state laws and the expenses of continuing such registration or qualification. The Sub-Distributor does not assume responsibility for any expenses not expressly assumed hereunder.

6.  Indemnification.

(a)  The Corporation shall indemnify, defend and hold the Sub-Distributor, and each of its present or former members, officers, employees, representatives and any person who controls or previously controlled the Sub-Distributor within the meaning of Section 15 of the 1933 Act, free and harmless from and against any and all losses, claims, demands, liabilities, damages and expenses (including the costs of investigating or defending any alleged losses, claims, demands, liabilities, damages or expenses and any reasonable counsel fee incurred in connection therewith) which the Sub-Distributor, each of its present and former members, officers, employees or representatives or any such controlling person, may incur under the 1933 Act, the 1934 Act, any other statute (including Blue Sky laws) or any rule or regulation thereunder, or under common law or otherwise, arising out of or based upon any untrue statement, or alleged untrue statement of a material fact contained in the Registration Statement or any Prospectus, as from time to time amended or supplemented, or in any annual or interim report to shareholders, or in any advertisement or sales literature, or arising out of or based upon any omission, or alleged omission, to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Corporation’s obligation to indemnify the Sub-Distributor and any of the foregoing indemnitees shall not be deemed to cover any losses, claims, demands, liabilities, damages or expenses arising out of any untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, Prospectus, annual or interim report, or any such advertisement or sales literature in reliance upon and in conformity with information relating to the Sub-Distributor and furnished to the Corporation or its counsel by the Sub-Distributor in writing and acknowledging the purpose of its use for the purpose of, and used in, the preparation thereof. The Corporation’s agreement to indemnify the Sub-Distributor, and any of the foregoing indemnitees, as the case may be, with respect to any action, is expressly conditioned upon the Corporation being notified of such action brought against the Sub-Distributor, or any of the foregoing indemnitees, within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon the Sub-Distributor, or such person, unless the failure to give notice does not prejudice the Corporation. Such notification shall be given by letter or by telegram addressed to the Corporation’s President, but the failure so to notify the Corporation of any such action shall not relieve the Corporation from any liability which the Corporation may have to the person against whom such action is brought by reason of any such untrue, or alleged untrue, statement or omission, or alleged omission, otherwise than on account of the Corporation’s indemnity agreement contained in this Section 6(a).

(b)  The Corporation shall be entitled to participate at its own expense in the defense or, if it so elects, to assume the defense of any suit brought to enforce any such loss, claim, demand, liability, damage or expense, but if the Corporation elects to assume the defense, such defense shall be conducted by counsel chosen by the Corporation and approved by the Sub-Distributor, which approval shall not be unreasonably withheld. In the event the Corporation elects to assume the defense of any such suit and retain such counsel, the indemnified defendant or defendants in such suit shall bear the fees and expenses of any additional counsel retained by them. If the Corporation does not elect to assume the defense of any such suit, or in case the Sub-Distributor does not, in the exercise of reasonable judgment, approve of counsel chosen by the Corporation or, if under prevailing law or legal codes of ethics, the same counsel cannot effectively represent the interests of both the Corporation and the Sub-Distributor, and each of its present or former members, officers, employees, representatives or any controlling person, the Corporation will reimburse the indemnified person or persons named as defendant or defendants in such suit, for the fees and expenses of any counsel retained by Sub-Distributor and them. The Corporation’s indemnification agreement contained in Sections 6(a) and 6(b) shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Sub-Distributor, and each of its present or former directors, officers, employees, representatives or any controlling person, and shall survive the delivery of any Shares and the termination of this Agreement. This agreement of indemnity will inure exclusively to the Sub-Distributor’s benefit, to the benefit of each of its present or former members, officers, employees or representatives or to the benefit of any controlling persons and their successors. The Corporation agrees promptly to notify the Sub-Distributor of the commencement of any litigation or proceedings against the Corporation or any of its officers or directors in connection with the issue and sale of any of the Shares.

(c)  The Corporation shall advance attorney’s fees and other expenses incurred by any person in defending any claim, demand, action or suit which is the subject of a claim for indemnification pursuant to this Section 6 to the maximum extent permissible under applicable law.

(d)  The Sub-Distributor shall indemnify, defend and hold the Corporation, and each of its present or former directors, officers, employees, representatives, and any person who controls or previously controlled the Corporation within the meaning of Section 15 of the 1933 Act, free and harmless from and against any and all losses, claims, demands, liabilities, damages and expenses (including the costs of investigation or defending any alleged losses, claims, demands, liabilities, damages or expenses, and any reasonable counsel fee incurred in connection therewith) which the Corporation, and each of its present or former directors, officers, employees, representatives, or any such controlling person, may incur under the 1933 Act, the 1934 Act, any other statute (including Blue Sky laws) or any rule or regulation thereunder, or under common law or otherwise, arising out of or based upon any untrue, or alleged untrue, statement of a material fact contained in the Corporation’s Registration Statement or any Prospectus, as from time to time amended or supplemented, or arising out of or based upon the omission, or alleged omission, to state therein a material fact required to be stated therein or necessary to make the statement not misleading, but only if such statement or omission was made in reliance upon, and in conformity with, written information relating to the Sub-Distributor and furnished to the Corporation or its counsel by the Sub-Distributor for the purpose of, and used in, the preparation thereof. The Sub-Distributor’s agreement to indemnify the Corporation, and any of the foregoing indemnitees, is expressly conditioned upon the Sub-Distributor’s being notified of any action brought against the Corporation, and any of the foregoing indemnitees, such notification to be given by letter or telegram addressed to the Sub-Distributor’s President, within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon the Corporation or such person unless the failure to give notice does not prejudice the Sub-Distributor, but the failure so to notify the Sub-Distributor of any such action shall not relieve the Sub-Distributor from any liability which the Sub-Distributor. may have to the person against whom such action is brought by reason of any such untrue, or alleged untrue, statement or omission, otherwise than on account of the Sub-Distributor’s indemnity agreement contained in this Section 6(d).

(e)  The Sub-Distributor shall be entitled to participate at its own expense in the defense or, if it so elects, to assume the defense of any suit brought to enforce any such loss, claim, demand, liability, damage or expense, but if the Sub-Distributor elects to assume the defense, such defense shall be conducted by counsel chosen by the Sub-Distributor and approved by the Corporation, which approval shall not be unreasonably withheld. In the event the Sub-Distributor elects to assume the defense of any such suit and retain such counsel, the indemnified defendant or defendants in such suit shall bear the fees and expenses of any additional counsel retained by them. If the Sub-Distributor does not elect to assume the defense of any such suit, or in case the Corporation does not, in the exercise of reasonable judgment, approve of counsel chosen by the Sub-Distributor or, if under prevailing law or legal codes of ethics, the same counsel cannot effectively represent the interests of both the Corporation and the Sub-Distributor, and each of its present or former members, officers, employees, representatives or any controlling person, the Sub-Distributor will reimburse the indemnified person or persons named as defendant or defendants in such suit, for the fees and expenses of any counsel retained by the Corporation and them. The Sub-Distributor’s indemnification agreement contained in Sections 6(d) and (e) shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Corporation, and each of its present or former directors, officers, employees, representatives or any controlling person, and shall survive the delivery of any Shares and the termination of this Agreement. This Agreement of indemnity will inure exclusively to the Corporation’s benefit, to the benefit of each of its present or former directors, officers, employees or representatives or to the benefit of any controlling persons and their successors. The Sub-Distributor agrees promptly to notify the Corporation of the commencement of any litigation or proceedings against the Sub-Distributor or any of its officers or directors in connection with the issue and sale of any of the Shares.

(f)  No person shall be obligated to provide indemnification under this Section 6 if such indemnification would be impermissible under the 1940 Act, the 1993 Act, the 1934 Act or the rules of the NASD; provided, however, in such event indemnification shall be provided under this Section 6 to the maximum extent so permissible.

7.  Obligations of Corporation.

This Agreement is executed by and on behalf of the Corporation and the obligations of the Corporation hereunder are not binding upon any of the directors, officers or shareholders of the Corporation individually but are binding only upon the Corporation and with respect to the Funds to which such obligations pertain.

8.  Counterparts.

This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original agreement but all of which counterparts shall together constitute but one and the same instrument.

9.  Governing Law.

This Agreement shall be construed in accordance with the laws of the State of Wisconsin, without regard to conflicts of law principles. To the extent that the applicable laws of the State of Wisconsin, or any of the provisions herein, conflict with the applicable provisions of the 1940 Act, the latter shall control, and nothing herein shall be construed in a manner inconsistent with the 1940 Act or any rule or order of the SEC thereunder.

10.  Duration and Termination.

(a)  This Agreement shall become effective with respect to each Fund listed on Schedule A hereof as of the date hereof and, with respect to each Fund not in existence on that date, on the date an amendment to Schedule A to this Agreement relating to that Fund is executed. Unless sooner terminated as provided herein, this Agreement shall continue in effect for one year from the date hereof. Thereafter, if not terminated, this Agreement shall continue automatically in effect as to each Fund for successive one-year periods, provided such continuance is specifically approved at least annually by (i) the Corporation’s Board or (ii) the vote of a "majority of the outstanding voting securities" of a Fund, and provided that in either event the continuance is also approved by a majority of the Corporation’s Board who are not "interested persons" of any party to this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval.

(b)  Notwithstanding the foregoing, this Agreement may be terminated, without the payment of any penalty, with respect to a particular Fund (i) through a failure to renew this Agreement at the end of a term, (ii) upon mutual consent of the parties, or (iii) upon no less than 60 days’ written notice, by either the Corporation through a vote of a majority of the members of the Board who are not "interested persons" of the Corporation and have no direct or indirect financial interest in the operation of this Agreement or by vote of a "majority of the outstanding voting securities" of a Fund, or by the Sub-Distributor. The terms of this Agreement shall not be waived, altered, modified, amended or supplemented in any manner whatsoever except by a written instrument signed by the Sub-Distributor and the Corporation. If required under the 1940 Act, any such amendment must be approved by the Corporation’s Board, including a majority of the Corporation’s Board who are not "interested persons" of any party to this Agreement, by vote cast in person at a meeting for the purpose of voting on such amendment. In the event that such amendment affects the Adviser, the written instrument shall also be signed by the Adviser. This Agreement will automatically terminate in the event of its assignment.

11.  Confidentiality.

The Sub-Distributor agrees on behalf of its employees to treat all records relative to the Corporation and prior, present or potential shareholders of the Corporation as confidential, and not to use such records for any purpose other than performance of the Sub-Distributor’s responsibilities and duties under this Agreement, except after notification and prior approval by the Corporation, which approval shall not be unreasonably withheld, and may not be withheld where the Sub-Distributor may be exposed to civil or criminal proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, when subject to governmental or regulatory audit or investigation, or when so requested by the Corporation. Records and information which have become known to the public through no wrongful act of the Sub-Distributor or any of its employees, agents or representatives shall not be subject to this paragraph.

12.  Miscellaneous.

The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. Any provision of this Agreement which may be determined by competent authority to be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors. As used in this Agreement, the terms "majority of the outstanding voting securities," "interested person," and "assignment" shall have the same meaning as such terms have in the 1940 Act.

13.  Notice.

Any notice required or permitted to be given by any party to the others shall be in writing and shall be deemed to have been given on the date delivered personally or by courier service or 3 days after sent by registered or certified mail, postage prepaid, return receipt requested or on the date sent and confirmed received by facsimile transmission to the other parties’ respective addresses set forth below:

Notice to the Sub-Distributor shall be sent to:

Quasar Distributors, LLC
Attn: President
615 East Michigan Street
Milwaukee, WI 53202

notice to the Corporation shall be sent to:

Kinetics Mutual Funds, Inc.
1311 Mamaroneck Avenue, Suite 130
White Plains, NY 10605

notice to the Distributor shall be sent to:

Kinetics Funds Distributor, Inc.
1311 Mamaroneck Avenue, Suite 130
White Plains, NY 10605

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers designated as of the day and year first above written.

Kinetics Mutual Funds, Inc.	Quasar Distributors, LLC
By:/s/Peter Doyle	By:/s/ James Schoenike

Title:President	Title:President

Kinetics Funds Distributor, Inc.
By: /s/Leonid Polyakov

Title:President

SCHEDULE A

to the
SUB-DISTRIBUTION AGREEMENT
by and among

Kinetics Mutual Funds, Inc.
Kinetics Funds Distributor, Inc.
and
Quasar Distributors, LLC

Names of Funds

The Internet Fund
The Internet Fund - Advisor Class A
The Internet Emerging Growth Fund
The Paradigm Fund
The Paradigm Fund - Advisor Class A
The Paradigm Fund - Advisor Class C
The Medical Fund
The Medical Fund - Advisor Class A
The Small Cap Opportunities Fund
The Small Cap Opportunities Fund - Advisor Class A
The Kinetics Government Money Market Fund

Board Renewed: May 24, 2004

SCHEDULE B
to the
SUB-DISTRIBUTION AGREEMENT
by and among

Kinetics Mutual Funds, Inc.
Kinetics Funds Distributor, Inc.
and
Quasar Distributors, LLC

Fees

Basic Distribution Services

●	No Fee

●	Minimum annual fee: None

Advertising Compliance Review/NASD Filings

●	$150 per job for the first 10 pages/minutes; $20 per page/minute thereafter
●	NASDR Expedited Service for 3 day turnaround
●	$1000 for the first 10 pages/minutes; $25 per page/minute thereafter
(Comments are faxed. NASDR may not accept expedited request.)

Licensing of Investment Advisor’s Staff (if desired)

●	$900 per year per Series 7 representative

●	All associated NASD and State fees for Registered Representatives, including license and renewal fees.

Out-of-Pocket Expenses

Reasonable out-of-pocket expenses incurred by the Sub-Distributor in connection with activities primarily intended to result in the sale of Shares, including, without limitation:

●	typesetting, printing and distribution of Prospectuses and shareholder reports
●	production, printing, distribution and placement of advertising and sales literature and materials
●	engagement of designers, free-lance writers and public relations firms
●	long-distance telephone lines, services and charges
●	postage
●	overnight delivery charges
●	NASD filing fees
●	record retention
●	travel, lodging and meals